UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  February 13, 2014

Commission File Number 000-53774

Earth Dragon Resources, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	27-4537450
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

7660-H Fay Ave., Suite 312
San Diego, California 92037
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 321-6882

ITEM 1.01 – Entry into a Material Definitive Agreement.

On February 13, 2014, Earth Dragon Resources, Inc., a Nevada corporation (referred to herein as “we”, “us”, “our” and “our company” and “Earth Dragon”), entered into a Share Exchange Agreement with Plasmagenix, Inc., a private California corporation (the “PG”) and the shareholders of PG (the “Agreement”), whereby pursuant to the terms and conditions of the Agreement, the shareholders of PG will acquire Thirteen Million Eight Hundred Thousand (13,800,000) shares of our common stock, in exchange for all of the issued and outstanding shares of PG. PG will be held and operated as the Company’s wholly-owned subsidiary. The issuance of such shares of our common stock will not involve any public offering, general advertising or solicitation.  At the time of the issuance, and prior thereto, the shareholders of PG have fair access to and was in possession of all available material information about our company.  The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

The issuance of the securities above will be effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

PG was formed on November 14, 2013, for the purpose of developing regenerative therapeutic derived from the patient’s own blood, commercialized them and facilitate access to those that suffer from chronic pain, non-healing wounds and debilitating neurologic conditions.

On February 10, 2014, Earth Dragon entered into a Management Agreement (the “Management Agreement”) with James Hays, John Simmonds, M.D. and Caleb DesRosiers (collectively, the “Managers”), whereby pursuant to the terms and conditions of the Management Agreement, the Company engaged the Managers to manage PG in exchange for the Managers receiving from the Company an initial annual base salary of up to $70,000.  On the first business day of each calendar quarter, the Managers have the right to convert accrued and unpaid salary into shares of the Company’s common stock, at a price based on the average close sale price of the company’s common stock for the last three (3) trading days of the prior quarter.  The term of engagement, unless terminated earlier in accordance with the provisions of the Management Agreement, is from September 18, 2013 to September 18, 2016.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

As referenced above, we issued a total of 13,800,000, shares of our common stock in connection with the closing of the Agreement to the owners of PG. These shares were issued in exchange for all of the issued and outstanding shares of PG. These shares were issued in exchange for all of the issued and outstanding shares of PG. Of the shares issued, 7,040,000 were issued to Plum Gove Investments, 2,298,980 were issued to James Hayes, 2.298,980 shares were issued to John Simmonds and the remaining 1,701,020 shares were issued to Caleb DeRosiers.

The issuance of the securities above was made effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:April 9, 2014

EARTH DRAGON RESOURCES, INC.

By:           /s/ Michael Johnson
Name:      J. Michael Johnson
Title:        President